433 Putnam Capital Appreciation Fund
11/30/03 semi annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	-
Class B	-
Class C	-

72DD2 (000s omitted)

Class M	-

73A1

Class A	-
Class B	-
Class C	-

73A2
Class M -

74U1 (000s omitted)

Class A	29,155
Class B	25,180
Class C	242

74U2 (000s omitted)

Class M	1,513

74V1

Class A	15.82
Class B	15.11
Class C	15.43

74V2

Class M	15.31